UNITED STATES SECURITIES AND

EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) January 10, 2019

TAUTACHROME INC.
(Exact name of registrant as specified in its charter)

Delaware	333-141907	20-5034780
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1846 E. Innovation Park Drive, Oro Valley, Arizona	85755
(Address of principal executive offices)	(Zip Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01 Regulation FD Disclosure

Tautachrome will begin a free distribution of a portion of its KLK20 cryptotokens (the “Distribution Tokens”) to certain Tautachrome shareholders on Friday March 15, 2019. KLK20 tokens are ERC20 compliant tokens living on the Ethereum blockchain. Our tokens have been determined by the SEC to be securities requiring registration prior to their sale to the public. Promissory notes convertible to our tokens are currently being offered in an SEC-compliant private presale (at http://klickzie.io) under exemption from or exclusion from registration. The Distribution Tokens will be distributed pro-rata among the Shareholders of Record (those shareholders who were of record on the Record Date, namely the date Tuesday 1/16/18 announced in early January last year). Instructions for Shareholders of Record to claim and receive their KLK20 tokens will be provided in a future 8K and/or posted on our token sale site at http://klickzie.io. The distribution will occur over a period of time expected to be 30 to 60 days in duration.

The information in Item 7.01 of this Current Report on Form 8-K shall not be deemed “filed” for any purpose and shall not be deemed incorporated by reference into any filing under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, regardless of an general incorporation language in such filing.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TAUTACHROME INC.

Date: January 11, 2019	/s/ Jon N. Leonard
Jon N. Leonard
President & CEO

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